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EXHIBIT 99B.2
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SELECTED COMBINED GROUP DATA (UNAUDITED)        U S WEST MEDIA GROUP

Dollars in            Quarter Ended         Six Months Ended
millions, statistics    June 30,      %         June 30,       %
in thousands          1996    1995  Change     1996    1995  Change
- -------------------------- ------- -------  ------- ------- -------
REVENUES
U S WEST Direct       $273    $254     7.5     $538    $504     6.7
Other directories       31      38   (18.4)      54      60   (10.0)
MediaOne                59      55     7.3      116     109     6.4
NewVector:
 Service               267     207    29.0      506     393    28.8
 Equipment              23      21     9.5       48      37    29.7
                   ----------------        -----------------
  Total NewVector      290     228    27.2      554     430    28.8
Other                    5      10   (50.0)       9      18   (50.0)
                   ----------------        -----------------
  Total revenues      $658    $585    12.5   $1,271  $1,121    13.4

EBITDA (#1)<F1>
U S WEST Direct       $137    $129     6.2     $269    $256     5.1
Other directories      (14)    (27)   48.1      (33)    (47)   29.8
MediaOne                28      24    16.7       55      48    14.6
NewVector               96      72    33.3      180     132    36.4
Other                  (33)    (29)  (13.8)     (61)    (44)  (38.6)
                   ----------------        -----------------
  Total EBITDA        $214    $169    26.6     $410    $345    18.8

Other Data:
U S WEST Direct
  (Yellow Pages)
 Net Income            $80     $76     5.3     $158    $150     5.3
 Advertisers           481     472     1.9      481     472     1.9

MediaOne
  (Atlanta Cable)
 Basic subscribers:
   FCC equivalents     508     474     7.2      508     474     7.2
   Served              547     509     7.5      547     509     7.5
 Homes passed          862     832     3.6      862     832     3.6

U S WEST NewVector
  (Wireless)
 Subscribers
  (consolidated)     1,701   1,165    46.0    1,701   1,165    46.0
 Proportionate POPs
  managed (millions)  20.0    18.7     7.0     20.0    18.7     7.0

<F1>
# 1: Earnings before interest, taxes, depreciation, amortization and other (EBITDA). EBITDA also excludes equity losses and guaranteed minority interest expense.
<F2>
Note: Certain reclassifications have been made to conform to the current year presentation.
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